Exhibit 99.1

NEWS RELEASE

Broadcom Business Press Contact	Broadcom Financial Analyst Contact
Bill Blanning Sr. Director, Corporate Communications 949-926-5555 blanning@broadcom.com	T. Peter Andrew Sr. Director, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Reports Second Quarter 2003 Results

Conference Call to be Webcast Today at 1:45 p.m. Pacific Time

IRVINE, Calif. – July 22, 2003 – Broadcom Corporation (Nasdaq: BRCM), the leading provider of silicon solutions enabling broadband communications, today reported financial results for its second fiscal quarter ended June 30, 2003.

Net revenue for the second quarter of 2003 was $377.9 million, an increase of 15.4% from the $327.5 million reported for the first quarter of 2003 and an increase of 46.3% from the $258.2 million reported for the second quarter of 2002. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the second quarter of 2003 was $831.7 million, or $2.87 per share (basic and diluted), compared with a GAAP net loss of $67.9 million, or $.25 per share (basic and diluted), for the first quarter of 2003, and a GAAP net loss of $129.4 million, or $.49 per share (basic and diluted), for the second quarter of 2002.

Broadcom reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes the effects of stock-based compensation expense, amortization of purchased intangible assets, employer payroll tax expense on certain stock option exercises, certain charges such as impairment of goodwill, stock option exchange expense, settlement costs and restructuring costs, gain or loss on strategic investments, non-operating gains, valuation allowance on deferred tax assets and other related income tax effects.

After excluding these charges, gains and effects included in GAAP reporting, pro forma net income for the second quarter of 2003 was $29.6 million, or $.10 per share (diluted). This compares with pro forma net income of $17.0 million, or $.06 per share (diluted), for the first quarter of 2003, and pro forma net loss of $16.8 million, or $.06 per share (basic and diluted), for the second quarter of 2002. Over 95% of the charges, gains and effects excluded from pro forma reporting were non-cash. A reconciliation of GAAP net loss to pro forma net income (loss) appears in the financial statements portion of this release.

GAAP net loss per share for the second quarter of 2003 was based on 289.7 million weighted average shares outstanding (basic and diluted), compared with 276.3 million weighted average shares outstanding (basic and diluted) for the first quarter of 2003. Pro forma net income per share for the second quarter of 2003 was based upon 307.1 million weighted average shares outstanding (diluted), compared with 289.0 million weighted average shares outstanding (diluted) for the first quarter of 2003. Both GAAP net loss per share and pro forma net loss per share for the second quarter of 2002 were based on 265.4 million weighted average shares outstanding (basic and diluted).

For GAAP reporting purposes, Broadcom recognized several charges during the second quarter of 2003, all of which were excluded from pro forma net income. The company performed an impairment review of its goodwill as required under GAAP and recorded a non-cash goodwill impairment charge of $438.6 million. Most of this charge represented the balance of goodwill related to the ServerWorks acquisition, following the rules of SFAS 142 and with the expectation of future market share losses in that business. This charge reduced the total carrying value of goodwill on the company’s balance sheet as of June 30, 2003 to $841.3 million.

In the second quarter, Broadcom also recorded a $220.7 million charge related to its previously announced employee stock option exchange program, completed in May 2003. This amount included non-cash charges of $162.3 million related to the issuance of 8.6 million shares of Class A common stock in exchange for cancelled options covering 32.6 million shares and $55.6 million related to the acceleration from future periods of stock-based compensation expense. Also included in the total amount were $2.8 million in cash charges related to associated employer payroll taxes and professional fees.

Broadcom recorded $118.3 million in settlement costs in the second quarter related to settlements in connection with its ServerWorks management transition and certain outstanding litigation. This amount included cash payments of $30.2 million and non-cash charges of $88.1 million related to the acceleration from future periods of stock-based compensation expense.

Net revenue for the six months ended June 30, 2003 was $705.3 million, an increase of 41.9% from the $497.0 million reported for the six months ended June 30, 2002. GAAP net loss for the six months ended June 30, 2003 was $899.6 million, or $3.18 per share (basic and diluted), compared with a GAAP net loss of $295.5 million, or $1.12 per share (basic and diluted), for the six months ended June 30, 2002.

Pro forma net income for the six months ended June 30, 2003 was $46.6 million, or $.16 per share (diluted). This compares with a pro forma net loss of $38.7 million, or $.15 per share (basic and diluted), for the six months ended June 30, 2002.

GAAP net loss per share for the six months ended June 30, 2003 was based on 283.0 million weighted average shares outstanding (basic and diluted). Pro forma net income per share for the six months ended June 30, 2003 was based upon 298.0 million weighted average shares outstanding (diluted). Both GAAP net loss per share and pro forma net loss per share for the six months ended June 30, 2002 were based on 263.7 million weighted average shares outstanding (basic and diluted).

Broadcom believes pro forma reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations.

“We have reached an important company milestone this quarter, with record revenues of $377.9 million taking us into our eighth consecutive quarter of revenue growth,” said Alan E. “Lanny” Ross, Broadcom’s President and CEO. “During the quarter we saw strength in revenues across most of our businesses, both in our core markets for cable set top boxes and modems, servers and enterprise networking solutions as well as in our emerging markets, including the markets for wireless LAN, DSL, DBS (direct broadcast satellite) and Bluetooth™. We are encouraged that our investments in people and technology are continuing to positively show themselves in our results.”

Following is a review of selected key accomplishments and progress during the second quarter in some of the principal markets served by Broadcom:

In wireless markets, Broadcom extended its leadership position in the market for 802.11g wireless LAN solutions, announcing that Fujitsu and Gateway have joined the growing list of notebook manufacturers offering Broadcom’s 54gTM wireless option. Furthermore, to help bring the large installed base of consumer and commercial desktop computers into the wireless domain, Broadcom also became the first company to offer both 802.11g and 802.11a/g USB adapters. Also during the quarter, 802.11g became an official IEEE standard. Broadcom was first to market in November 2002 with pre-standard 802.11g products and has since established a leading market share position in that sector. Through Broadcom’s OneDriver™ suite of software drivers, the company has been able to ensure its customers that 100% of their pre-standard 54g™ based products are upgradeable, via software, to the recently adopted IEEE standard.

In the market for Bluetooth solutions, Broadcom announced production availability of the first single-chip wireless keyboard and mouse solution based on its Blutonium™ Bluetooth product family. This product integrates the entire system solution for the mouse and keyboard as well as the complete Bluetooth wireless subsystem onto a single chip. Qualcomm and Broadcom also entered into a collaboration to join Qualcomm’s Bluetooth baseband solution, which is integrated into its MSM5xxx and MSM6xxx baseband chips, with Broadcom’s Bluetooth RF solution. The goal of the collaboration is to expand the use of Bluetooth technologies on CDMA wireless networks throughout the world.

In wireless handsets, Broadcom began sampling a complete cellular handset platform that enables leading handset manufacturers to develop next generation mobile multimedia solutions based on the EDGE (Enhanced Data rates for GSM Evolution) standard.

In the market for broadband communications, Broadcom extended its long-running supply agreement with cable set-top market leader Motorola as primary supplier of silicon for Motorola’s standard definition and high definition video set-top boxes through 2004. The relationship will continue to drive next-generation video services for consumers on cable networks such as high definition (HD) video programming and personal video recording (PVR), which are incorporated into Motorola’s recently introduced DCT6000 product family. Showing its complete solutions approach to end markets, Broadcom also announced that ADC Telecom, ARRIS and Cisco Systems plan to use its new chips for their next-generation DOCSIS 2.0-based CMTS equipment.

In the networking market, Broadcom released a number of new products that help enable its customers to deliver a complete solution to their respective end customers. Broadcom was also successful in the quarter developing other core technologies, such as additional voice and security capabilities, which are being leveraged throughout much of Broadcom’s product line.

On the client, or consumer, side of networking, Broadcom announced that HP Compaq’s business desktops (models d330 and d530) are integrating Broadcom’s NetXtreme™ Gigabit Ethernet controllers. In addition, Broadcom made two important announcements with respect to its VoIP (Voice over Internet Protocol) efforts. Broadcom and Ambit Microsystems reported that shipments of residential VoIP products, based on Broadcom’s technology, have exceeded two million units in Japan, helping that market to become the world’s largest for consumer VoIP adoption to date. Ambit’s products use Broadcom’s BCM1112 VoIP engine and xChange™ VoIP firmware. In addition, Broadcom announced the BCM1115 Internet Protocol (IP) engine, enabling manufacturers to build cost-effective IP phones at price points approaching those of legacy phones.

On the infrastructure side of enterprise networking, highlights in the second quarter included the introduction of the Sentry5™ product family, featuring the world’s most integrated secure switch processors that include key technologies such as Fast Ethernet switching, IP security (IPsec) processing and MIPS® processing onto a single router system on a chip. Also in security, Broadcom introduced two new CryptoNetX™ accelerators for virtual private networking (VPN) equipment.

Other important developments in the infrastructure side of networking included two devices for high-speed, box-to-box interconnection between routers and switches. The BCM8022 enables low-cost 10-Gigabit communication over 15 meters of copper media while the BCM8703 enables 10-Gigabit speeds over optical fiber media. Also, Broadcom began shipping a custom three-chip serial backplane transceiver chipset for Foundry Networks’ next-generation terabit capacity enterprise switch and metro/service provider router architectures.

In the telecom marketplace, Broadcom introduced the BCM8228, a highly integrated, low-power, variable rate transceiver/mapper enabling customers to build a single line card solution for multi-protocol datacom, storage and telecom services.

“In summary, we believe that Broadcom is in a strong position today because of our continued focus on delivering complete silicon solutions for broadband communications,” Mr. Ross said. “This focus has enabled Broadcom to develop a much more diversified product line, a more diversified customer base, a broader and deeper management team, and a strong balance sheet.”

Broadcom will conduct a conference call with analysts and investors to discuss its second quarter 2003 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast and to access additional financial and statistical information that will be discussed on the conference call, including the information disclosed in accordance with SEC Regulation G, please visit the Investor Information section of the Broadcom website at www.broadcom.com/investor. The webcast will be recorded and available until 5:00 p.m. Pacific Time on Tuesday, August 5, 2003.

About Broadcom
Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related hardware and software applications for every major broadband communications market. Our diverse product portfolio includes solutions for digital cable and satellite set-top boxes; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network processors; and SystemI/O™ server solutions. These technologies and products support our core mission: Connecting everything®.

Broadcom is headquartered in Irvine, Calif., and may be contacted at 1-949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing significant economic slowdown and volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict in the United States and other locations; the timing and successful completion of technology and product development through volume production; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders and the ability of our customers to manage their inventories; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; the effects of new and emerging technologies; changes in our product or customer mix; intellectual property disputes and customer indemnification claims, settlements and other types of litigation risk; the quality of our products and any remediation costs; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything®, 54g™, Blutonium™, CryptoNetX™, NetXtreme™, OneDriver™, Sentry5™, SystemI/O™, and xChange™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Bluetooth™ is a trademark of the Bluetooth SIG. MIPS® is a trademark of MIPS Technologies, Inc. All other trademarks mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net revenue	$377,879	$258,203	$705,343	$497,003
Cost of revenue (a)	206,853	143,577	378,873	277,699

Gross profit	171,026	114,626	326,470	219,304
Operating expense:
Research and development (b) (c)	106,378	114,727	209,501	226,421
Selling, general and administrative (b) (c)	47,373	40,607	88,732	81,081
Stock-based compensation (d)	74,706	81,696	143,534	183,160
Amortization of purchased intangible assets (d)	1,168	5,866	2,700	11,250
Impairment of goodwill	438,611	—	438,611	—
Stock option exchange	209,266	—	209,266	—
Settlement costs	118,302	—	118,302	—
Restructuring costs	2,165	—	2,932	4,822

Loss from operations	(826,943)	(128,270)	(887,108)	(287,430)
Interest income, net	1,310	3,313	3,500	6,753
Other income (expense), net	569	428	(47)	(3,919)

Loss before income taxes	(825,064)	(124,529)	(883,655)	(284,596)
Provision for income taxes	6,678	4,889	15,993	10,889

Net loss	$(831,742)	$(129,418)	$(899,648)	$(295,485)

Net loss per share (basic and diluted)	$(2.87)	$(.49)	$(3.18)	$(1.12)

Weighted average shares (basic and diluted)	289,745	265,356	283,031	263,678

Notes:
(a) Cost of revenue includes the following:
Stock-based compensation expense	$1,845	$3,330	$4,372	$6,679
Amortization of purchased intangible assets	4,473	13,643	10,526	26,807
Stock option exchange expense	11,454	—	11,454	—
Employer payroll tax expense on certain stock option exercises	24	14	26	26

	$17,796	$16,987	$26,378	$33,512

(b) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
Research and development expense	$63,327	$55,007	$114,260	$124,793
Selling, general and administrative expense	11,379	26,689	29,274	58,367

	$74,706	$81,696	$143,534	$183,160

Amortization of purchased intangible assets is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$4,903	$815	$10,064
Selling, general and administrative expense	1,168	963	1,885	1,186

	$1,168	$5,866	$2,700	$11,250

Stock option exchange expense is excluded from the following (and presented as a separate line item):
Research and development expense	$164,798	$—	$164,798	$—
Selling, general and administrative expense	44,468	—	44,468	—

	$209,266	$—	$209,266	$—

(c) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$356	$106	$446	$333
Selling, general and administrative expense	270	51	289	127

	$626	$157	$735	$460

(d)  Represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of GAAP net loss to pro forma non-GAAP net income (loss). Over 95% of the reconciling amounts for each period presented are non-cash charges.

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

GAAP net loss	$(831,742)	$(129,418)	$(899,648)	$(295,485)
Acquisition-related and other special charges:
Stock-based compensation	76,551	85,026	147,906	189,839
Amortization of purchased intangible assets	5,641	19,509	13,226	38,057
Employer payroll tax expense on certain stock option exercises	650	171	761	486
Impairment of goodwill	438,611	—	438,611	—
Stock option exchange	220,720	—	220,720	—
Settlement costs	118,302	—	118,302	—
Restructuring costs	2,165	—	2,932	4,822
Loss on strategic investments	72	—	72	4,146
Non-operating gains	(588)	(1,182)	(588)	(1,182)
Income tax effects	(734)	9,090	4,335	20,574

Pro forma non-GAAP net income (loss)	$29,648	$(16,804)	$46,629	$(38,743)

BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net revenue	$377,879	$258,203	$705,343	$497,003
Cost of revenue	189,057	126,590	352,495	244,187

Gross profit	188,822	131,613	352,848	252,816
Operating expense:
Research and development	106,022	114,621	209,055	226,088
Selling, general and administrative	47,103	40,556	88,443	80,954

Income (loss) from operations	35,697	(23,564)	55,350	(54,226)
Interest income, net	1,310	3,313	3,500	6,753
Other income (expense), net	53	(754)	(563)	(955)

Income (loss) before income taxes	37,060	(21,005)	58,287	(48,428)
Provision (benefit) for income taxes	7,412	(4,201)	11,658	(9,685)

Pro forma non-GAAP net income (loss)	$29,648	$(16,804)	$46,629	$(38,743)

Pro forma non-GAAP net income (loss) per share (basic)	$.10	$(.06)	$.16	$(.15)

Pro forma non-GAAP net income (loss) per share (diluted)	$.10	$(.06)	$.16	$(.15)

Weighted average shares (basic)	289,745	265,356	283,031	263,678

Weighted average shares (diluted)	307,077	265,356	298,030	263,678

Pro Forma Non-GAAP Only

     The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations.

BROADCOM CORPORATION
Unaudited Condensed GAAP Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$453,435	$389,555
Short-term marketable securities	12,566	56,031
Short-term restricted marketable securities	28,777	57,117
Accounts receivable, net	182,905	128,215
Inventory	85,000	46,036
Prepaid expenses and other current assets	49,971	44,830

Total current assets	812,654	721,784
Property and equipment, net	157,476	177,557
Long-term marketable securities	4,220	5,067
Long-term restricted marketable securities	17,458	35,137
Goodwill	841,307	1,228,603
Purchased intangible assets, net	14,152	24,036
Other assets	12,589	23,969

Total assets	$1,859,856	$2,216,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$210,570	$168,236
Wages and related benefits	35,983	34,278
Deferred revenue	7,815	15,129
Accrued liabilities	230,496	204,116
Short-term debt and current portion of long-term debt	57,626	112,258

Total current liabilities	542,490	534,017
Long-term restructuring liabilities	29,974	36,403
Long-term debt, less current portion	—	1,212
Shareholders’ equity	1,287,392	1,644,521

Total liabilities and shareholders’ equity	$1,859,856	$2,216,153